EXHIBIT 99.1

ALJ Regional Holdings, Inc. Announces Voluntary NASDAQ Delisting and SEC Deregistration

NEW YORK, August 22, 2022 — ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ” or the “Company”) announced today that it has submitted a formal notice to Nasdaq Stock Market LLC (“NASDAQ”) of its decision to voluntarily delist its common stock from the NASDAQ Global Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about September 1, 2022. As a result, ALJ expects that the last day of trading of its common stock on the NASDAQ Global Market will be on or about September 11, 2022. After the Form 25 is effective, ALJ also intends to pursue such other measures necessary to terminate or suspend the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is eligible to voluntarily deregister because it has fewer than 300 stockholders of record. ALJ anticipates that its common stock will be quoted on the Pink Sheets platform, which is operated by OTC Markets Group Inc. (the “Pink Sheets”), and ALJ currently intends to continue to provide information to its stockholders and to take such actions within its control to enable its common stock to be quoted in the Pink Sheets so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the Pink Sheets or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

The Company expects the deregistration of its common stock to become effective 90 days after the date of filing the Form 25 with the SEC. However, its reporting obligations to file certain reports with the SEC, including Forms 10-Q, 10-K and 8-K, will be immediately suspended upon filing the Form 25. Other filing requirements will terminate upon effectiveness of the deregistration.

The Board of Directors of the Company (the “Board”) believes that the decision to delist the common stock from NASDAQ and deregister the common stock under Section 12(b) of the Exchange Act is in the best interest of the Company and its stockholders as it has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and its stockholders at this time. The Board’s decision was based on careful review of numerous factors, including the significant cost savings of no longer preparing and filing periodic reports with the SEC and reduction of significant legal, audit and other costs associated with being a reporting company, including the substantial costs and demands on management’s time relating to the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ listing standards, as well as the fact that the Company currently intends to provide liquidity to its stockholders following the delisting by taking actions within its control to have the common stock traded on the Pink Sheets and making periodic repurchases of the Common Stock from our stockholders. Once delisted and deregistered, the Board believes that the Company may redirect its financial and management resources that have been used to operate as a registered public company to pursue a wider range of business opportunities and strategic transactions.

About ALJ

ALJ Regional Holdings, Inc. is the parent company of Faneuil, Inc., a leading provider of call center services, back office operations, staffing services, and toll collection services to commercial and governmental clients across the United States.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “believe,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of the Company.